As filed with the Securities and Exchange Commission on June 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-1347456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Place, Suite 200 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip code)

2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan

(Full title of the plan)

Steven Chuslo, Esq.

Executive Vice President, Chief Legal Officer

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

One Park Place, Suite 200

Annapolis, Maryland 21401

(410) 571-9860

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

At the 2022 Annual Meeting of Stockholders of Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), held on June 1, 2022, the stockholders of the Company approved the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the “Plan”). The Amended Plan provides for grants of equity-based awards up to an aggregate of 7,500,000 shares of common stock, $0.01 par value per share, of the Company (“common stock”).

The Company previously registered shares of common stock for issuance under the Plan pursuant to Registration Statements on Form S-8, File Nos. 333-188070, 333-212913, and 333-230548 filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2013, August 4, 2016 and March 27, 2019, respectively (collectively, the “Prior Registration Statements”). The Company is filing this Registration Statement on Form S-8 to register 7,500,000 shares of common stock available for issuance under the Amended Plan.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in this Registration Statement on Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) with the SEC are incorporated by reference in this registration statement:

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2021
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2021
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended March 31, 2022

Document	Filed
Current Report on Form 8-K (File No. 001-35877)	February 11, 2022
Current Report on Form 8-K (File No. 001-35877)	March 2, 2022
Current Report on Form 8-K (File No. 001-35877)	April 8, 2022
Current Report on Form 8-K (File No. 001-35877)	April 15, 2022
Current Report on Form 8-K (File No. 001-35877)	June 2, 2022
Current Report on Form 8-K (File No. 001-35877)	June 7, 2022

Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021) (File No. 001-35877)	April 18, 2022

Document	Filed
Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019, or Exhibit 4.2 (each containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) February 25, 2020 (Exhibit 4.2)

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit number	Exhibit description
4.1*	Specimen Common Stock Certificate of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-11 (No. 333-186711), filed on April 12, 2013)

5.1+	Opinion of Clifford Chance US LLP (including consent of such firm)

23.1+	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2+	Consent of Ernst & Young LLP for Hannon Armstrong Sustainable Infrastructure Capital, Inc.

23.3+	Consent of Ernst & Young LLP for Vivant Solar Asset 3 HoldCo Parent, LLC

23.4+	Consent of Ernst & Young LLP for Rosie TargetCo LLC

23.5+	Consent of KPMG LLP for SunStrong Capital Holdings, LLC

23.6+	Consent of KPMG LLP for Rosie TargetCo LLC

24.1+	Power of Attorney (included on signature page)

99.1*	2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (No. 001-35877), filed on June 7, 2022)

107+	Filing Fee Table

*	Incorporated by reference.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on June 14, 2022.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey A. Lipson
Name:	Jeffrey A. Lipson
Title:	Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Eckel and Jeffrey A. Lipson, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Jeffrey W. Eckel Jeffrey W. Eckel	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 14, 2022

By:	/s/ Jeffrey A. Lipson Jeffrey A. Lipson	Chief Financial Officer, Chief Operating Officer and Executive Vice President (Principal Financial Officer)	June 14, 2022

By:	/s/ Charles Melko Charles Melko	Chief Accounting Officer, Treasurer and Senior Vice President (Principal Accounting Officer)	June 14, 2022

By:	/s/ Teresa M. Brenner Teresa M. Brenner	Director	June 14, 2022

By:	/s/ Clarence D. Armbrister Clarence D. Armbrister	Director	June 14, 2022

By:	/s/ Michael T. Eckhart Michael T. Eckhart	Director	June 14, 2022

By:	/s/ Nancy C. Floyd Nancy C. Floyd	Director	June 14, 2022

By:	/s/ Charles M. O’Neil Charles M. O’Neil	Director	June 14, 2022

By:	/s/ Richard J. Osborne Richard J. Osborne	Director	June 14, 2022

By:	/s/ Steven G. Osgood Steven G. Osgood	Director	June 14, 2022